Exhibit 99.1

Evergreen Energy Adds a Third New Director to the Board
IBM GM Global Energy & Utilities Industry of IBM & GridWise Alliance Chairman to
Provide Valuable Guidance to Evergreen

DENVER, January 12, 2010 — Evergreen Energy Inc. (NYSE Arca: EEE) named Guido Bartels, 49, to its Board of Directors effective January 7, 2010.  So far during 2010, the Evergreen board has added three new members and two members have retired, bringing the current director count to nine.

“Upon joining Evergreen one stated goal was to adjust our board composition to be more closely aligned with our forward strategy,” commented Tom Stoner, CEO.  “We are successfully achieving this objective and we welcome Guido to our Board.  He brings extensive experience in environmental technology solutions and in selling to our initial target market - the energy and utility industries.  We believe Guido will be instrumental as we work with our strategic partners to bring our GreenCert™ suite of solutions to market globally.”

Guido Bartels
Bartels has served as the General Manager Global Energy & Utilities Industry of IBM’s energy and utility business since January 2005, which includes electricity, gas, water and waste management companies. Bartels joined IBM in 1988 and has assumed roles of increasing responsibility.  Currently he serves as a member of IBM’s Integration & Values Team, the 300 top leaders from across the company and leads IBM’s corporate initiative around building an 'Intelligent Utility Network,' IBM’s portfolio of offerings and capabilities for the Smart Grid.  In addition to his IBM role, Bartels serves as Chairman of the GridWise™ Alliance, a leading advocacy group of private and public companies that supports a national imperative for modernizing the electric system of the United States. Bartels is also a member of the U.S. Department of Energy’s Electricity Advisory Committee (EAC), a 30 member group representing some of the country’s top public and private sector electricity and energy policy leaders. Bartels is a Dutch citizen and holds an MBA degree in business economics from the University of Amsterdam, Netherlands.

Evergreen Energy Inc.
Evergreen Energy Inc. (NYSE Arca: EEE) has developed two proven, proprietary, patented, and transformative green technologies: the GreenCert™ suite of software and services and K-Fuel®.   GreenCert, which is owned exclusively by Evergreen, is a scientifically accurate, scalable environment intelligence solution that measures greenhouse gases and generates verifiable emissions credits.  K-Fuel technology significantly improves the performance of low-rank coals yielding higher efficiency and lowering emissions.  Visit www.evgenergy.com for more information.

Safe Harbor Statement
Statements in this release that relate to future plans or projected results of Evergreen Energy Inc.  are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the "safe harbor" provisions of the PSLRA. Our actual results may vary materially from those described in any "forward-looking statement" due to, among other possible reasons, the realization of any one or more of the risk factors described in our annual or quarterly reports, or in any of our other filings with the Securities and Exchange Commission, all of which filings any reader of this release is encouraged to study.  In addition, our ability to execute our business plan and develop the C-Lock Technology may be adversely impacted by the inability to sell Buckeye, raise significant additional capital or effectively complete any restructure transaction on a timely basis to fund our business operations.  Readers of this release are cautioned not to put undue reliance on forward-looking statements.

Evergreen Investor Contact:
Kirsten Chapman & Becky Herrick
Lippert / Heilshorn & Associates
415.433.3777
bherrick@lhai.com

Evergreen Media Contact:
Adam Handelsman
Lippert / Heilshorn & Associates
212.838.3777
AHandelsman@lhai.com

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